Exhibit 24
Power of Attorney

WHEREAS , the undersigned officers and directors of Wilshire Enterprises, Inc. (the “Company”) desire to authorize Sherry Wilzig Izak to act as their attorney-in-fact and agent, for the purpose of executing and filing the registrant’s Annual Report on Form 10-K, including all amendments and supplements thereto,

  NOW, THEREFORE,

  KNOW ALL MEN BY THESE PRESENTS , that each person whose signature appears below constitutes and appoints Sherry Wilzig Izak , his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, including any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 25th day of       July, 2011.

Directors:

By:	/s/ Miles Berger	Date: July 29, 2011
Miles Berger

By:	/s/ Milton Donnenberg	Date: July 29, 2011
Milton Donnenberg

By:	/s/ S. Wilzig Izak	Date: July 29, 2011
S. Wilzig Izak

By:	/s/ Martin Willschick	Date: July 29, 2011
Martin Willschick

By:

By:		Date: July 29, 2011

Chairman of the Board and Chief Executive Officer

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